Exhibit 99.1

ALBUQUERQUE, N.M.
April 30, 2021

PNM Resources Reports First Quarter Results
2021 Ongoing Earnings Guidance Affirmed

•2021 First Quarter GAAP earnings of $0.20 per diluted share
•2021 First Quarter Ongoing earnings of $0.32 per diluted share
•Affirmed 2021 Ongoing earnings guidance range of $2.27 to $2.37 per diluted share

                PNM Resources (In millions, except EPS)

	Q1 2021	Q1 2020
GAAP net earnings (loss) attributable to PNM Resources	$17.6	($15.3)
GAAP diluted EPS	$0.20	($0.19)
Ongoing net earnings	$27.8	$14.2
Ongoing diluted EPS	$0.32	$0.18

PNM Resources (NYSE: PNM) today released its 2021 first quarter results. In addition, management affirmed its 2021 consolidated ongoing earnings guidance of $2.27 to $2.37.

“The first quarter showed signs of recovery and improvement over last year’s COVID-related impacts. We continue to prioritize the needs of our customers and communities as we carry out our plans at PNM and TNMP for the critical infrastructure to support future energy needs,” said Pat Vincent-Collawn, PNM Resources’ chairman, president and CEO. “Our merger process with Avangrid has moved forward with key approvals at the federal level and progress on settlement agreements in both Texas and New Mexico. We continue to expect the merger to close in the second half of 2021.”

UPDATE ON MERGER AGREEMENT

On October 21, 2020, PNM Resources announced an agreement to enter into a merger with AVANGRID. Under the terms of the proposed merger, PNM Resources shareholders will receive $50.30 in cash for each share of PNM Resources common stock held at closing.

Shareholders approved the merger on February 12, 2021. Clearances have been received from the Department of Justice under the Hart-Scott-Rodino Act, the Committee on Foreign Investment in the United States (CFIUS), the Federal Communications Commission and the Federal Energy Regulatory Commission. Approvals continue to be pursued from the Nuclear Regulatory Commission, Public Utility Commission of Texas and New Mexico Public Regulation Commission. A Unanimous Stipulation and Agreement has been filed in Texas and settlement discussions continue in New Mexico after the filing of an Initial Stipulation with some parties.

(MORE)

PNM Resources Q1 2021 Earnings            4-30-21                        p. 2 of 3

PNM Resources continues to anticipate that the closing of the merger will occur in the second half of 2021, subject to the satisfaction or waiver of the remaining customary conditions to closing, including among other things, receipt of other required state and federal regulatory approvals.

SEGMENT REPORTING OF 2021 FIRST QUARTER EARNINGS

•PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

•TNMP – an electric transmission and distribution utility in Texas.

•Corporate and Other – reflects the PNM Resources holding company and other subsidiaries.

EPS Results by Segment

	GAAP Diluted EPS		Ongoing Diluted EPS
	Q1 2021	Q1 2020	Q1 2021	Q1 2020
PNM	$0.22	($0.20)	$0.27	$0.16
TNMP	$0.10	$0.09	$0.10	$0.09
Corporate and Other	($0.12)	($0.08)	($0.05)	($0.07)

Consolidated PNM Resources	$0.20	$(0.19)	$0.32	$0.18

GAAP and ongoing earnings increased in the first quarter of 2021 over the first quarter of 2020 resulting from:

•PNM: Interest savings from refinancing of debt at lower interest rates, higher transmission margins, colder temperatures and market performance of decommissioning and reclamation trusts. These increases were partially offset by expected increases in operational spending and higher depreciation and property tax expenses on new capital investments.

•TNMP: Rate relief from Distribution Cost of Service (DCOS) and Transmission Cost of Service (TCOS) increases, load growth and colder temperatures throughout the quarter were largely offset by expected increases in operational spending, higher depreciation and property tax expenses resulting from additional capital investments and higher interest expense.

•Corporate and Other: Interest savings from repayment of debt with proceeds from additional shares issued in December 2020 and the timing of effective tax rate differences that are expected to offset throughout the year.

GAAP earnings also increased in the first quarter of 2021 resulting from a $27.4 million recovery in net changes in unrealized gains and losses on investment securities for PNM’s decommissioning and reclamation trusts due to COVID-related market volatility in the first quarter of 2020. This was partially offset by $7.1 million of pre-tax merger related costs in the first quarter of 2021.

Additional materials with information on quarterly and full-year results are available at
http://www.pnmresources.com/investors/results.cfm.
(MORE)

PNM Resources Q1 2021 Earnings        4-30-21                        p. 3 of 3
Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2020 consolidated operating revenues of $1.5 billion. Through its regulated utilities, PNM and TNMP, PNM Resources provides electricity to approximately 800,000 homes and businesses in New Mexico and Texas. PNM serves its customers with a diverse mix of generation and purchased power resources totaling 3.0 gigawatts of capacity, with a goal to achieve 100% emissions-free energy by 2040. For more information, visit the company's website at www.PNMResources.com.

CONTACTS:
Analysts                        Media
Lisa Goodman                        Ray Sandoval
(505) 241-2160                    (505) 241-2782

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release for PNM Resources, Inc. (“PNMR”), Public Service Company of New Mexico (“PNM”), or Texas-New Mexico Power Company (“TNMP”) (collectively, the “Company”) that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. Additionally, there are risks and uncertainties in connection with the proposed acquisition of us by AVANGRID which may adversely affect our business, future opportunities, employees and common stock, including without limitation, (i) the expected timing and likelihood of completion of the pending Merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the pending Merger that could reduce anticipated benefits or cause the parties to abandon the transaction, (ii) the failure by AVANGRID to obtain the necessary financing arrangement set forth in commitment letter received in connection with the Merger, (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (iv) the risk that the parties may not be able to satisfy the conditions to the proposed Merger in a timely manner or at all, (v) risks related to disruption of management time from ongoing business operations due to the proposed Merger, and (vi) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of PNMR to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K, Form 10-Q filings and the information included in the Company’s Forms 8-K with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

Non-GAAP Financial Measures
GAAP refers to generally accepted accounting principles in the U.S. Ongoing earnings is a non-GAAP financial measure that excludes the impact of net unrealized mark-to-market gains and losses on economic hedges, the net change in unrealized gains and losses on investment securities, pension expense related to previously disposed of gas distribution business, and certain non-recurring, infrequent, and other items that are not indicative of fundamental changes in the earnings capacity of the Company's operations. The Company uses ongoing earnings and ongoing earnings per diluted share (or ongoing diluted earnings per share) to evaluate the operations of the Company and to establish goals, including those used for certain aspects of incentive compensation, for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with GAAP. The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Since the future differences between GAAP and ongoing earnings are frequently outside the control of the Company, management is generally not able to estimate the impact of the reconciling items between forecasted GAAP net earnings and ongoing earnings guidance, nor their probable impact on GAAP net earnings without unreasonable effort, therefore, management is generally not able to provide a corresponding GAAP equivalent for ongoing earnings guidance. Reconciliations between GAAP and ongoing earnings are contained in schedules 1-2.
(END)

PNM Resources, Inc. and Subsidiaries
Schedule 1
Reconciliation of GAAP to Ongoing Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(in thousands)
Three Months Ended March 31, 2021
GAAP Net Earnings (Loss) Attributable to PNMR	$18,536	$8,735	$(9,692)	$17,579
Adjusting items before income tax effects:
Net change in unrealized gains and losses on investment securities2a	4,281	—	—	4,281
Pension expense related to previously disposed of gas distribution business2b	849	—	—	849
Merger related costs2c	203	216	6,670	7,089
Total adjustments before income tax effects	5,333	216	6,670	12,219
Income tax impact of above adjustments[1]	(1,354)	(46)	(1,694)	(3,094)
Income tax impact of non-deductible merger related costs[3]	—	22	540	562
Timing of statutory and effective tax rates on non-recurring items[4]	434	—	94	528
Total income tax impacts[6]	(920)	(24)	(1,060)	(2,004)
Adjusting items, net of income taxes	4,413	192	5,610	10,215
Ongoing Earnings (Loss)	$22,949	$8,927	$(4,082)	$27,794

Three Months Ended March 31, 2020
GAAP Net Earnings (Loss) Attributable to PNMR	$(16,057)	$7,092	$(6,295)	$(15,260)
Adjusting items before income tax effects:
Net change in unrealized gains and losses on investment securities2a	31,638	—	—	31,638
Pension expense related to previously disposed of gas distribution business2b	1,131	—	—	1,131
Total adjustments before income tax effects	32,769	—	—	32,769
Income tax impact of above adjustments[1]	(8,323)	—	—	(8,323)
Timing of statutory and effective tax rates on non-recurring items[5]	4,627	—	387	5,014
Total income tax impacts[6]	(3,696)	—	387	(3,309)
Adjusting items, net of income taxes	29,073	—	387	29,460
Ongoing Earnings (Loss)	$13,016	$7,092	$(5,908)	$14,200

[1] Tax effects calculated using a tax rate of 21.0% for TNMP and 25.4% for other segments
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statements of Earnings as follows:
[a] Decreases in "Gains on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[b] Increases in "Other (deductions)"
[c] Increases in "Administrative and general"
[3] Additional income tax expense of $562 for non-deductible transaction costs
[4] Income tax timing impacts resulting from differences between the statutory rate of 25.4% for PNM and the average expected statutory rate of 24.0% for PNMR, and the GAAP anticipated effective tax rates of 15.4% for PNM and 12.9% for PNMR, which will reverse by year end

[5] Income tax timing impacts resulting from differences between the statutory rate of 25.4% for PNM and the average expected statutory rate of 23.9% for PNMR, and the GAAP anticipated effective tax rates of 11.3% for PNM and 8.6% for PNMR, which will reverse by year end

[6] Income tax impacts reflected in "Income Taxes"

PNM Resources, Inc. and Subsidiaries
Schedule 2
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(per diluted share)
Three Months Ended March 31, 2021
GAAP Net Earnings (Loss) Attributable to PNMR	$0.22	$0.10	$(0.12)	$0.20
Adjusting items, net of income tax effects:
Net change in unrealized gains and losses on investment securities	0.04	—	—	0.04
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Merger related costs	—	—	0.07	0.07
Total Adjustments	0.05	—	0.07	0.12
Ongoing Earnings (Loss)	$0.27	$0.10	$(0.05)	$0.32
Average Diluted Shares Outstanding: 86,054,703

Three Months Ended March 31, 2020
GAAP Net Earnings (Loss) Attributable to PNMR[1]	$(0.20)	$0.09	$(0.08)	$(0.19)
Adjusting items, net of income tax effects:
Net change in unrealized gains and losses on investment securities	0.29	—	—	0.29
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Timing of statutory and effective tax rates on non-recurring items	0.06	—	0.01	0.07
Total Adjustments	0.36	—	0.01	0.37
Ongoing Earnings (Loss)[2]	$0.16	$0.09	$(0.07)	$0.18
Average Diluted Shares Outstanding: 80,081,513

1 EPS is presented on a non-diluted basis for the three months ended March 31, 2020 due to consolidated GAAP net loss
2 EPS is presented on a diluted basis which includes 79,870,922 basic shares, 38,710 dilutive restricted stock compensation shares and 171,881 dilutive shares from the PNMR 2020 Forward Equity Sales Agreement

PNM Resources, Inc. and Subsidiaries
Schedule 3
Condensed Consolidated Statements of Earnings
(Preliminary and Unaudited)

	Three Months Ended March 31,
	2021	2020
	(In thousands, except per share amounts)
Electric Operating Revenues:
Contracts with customers	$346,585	$322,983
Alternative revenue programs	(909)	426
Other electric operating revenue	19,031	10,213
Total electric operating revenues	364,707	333,622
Operating Expenses:
Cost of energy	115,396	98,710
Administrative and general	59,465	46,032
Energy production costs	36,896	33,618
Depreciation and amortization	69,874	68,973
Transmission and distribution costs	17,317	17,286
Taxes other than income taxes	22,593	21,265
Total operating expenses	321,541	285,884
Operating income	43,166	47,738
Other Income and Deductions:
Interest income	3,559	3,423
Gains on investment securities	968	(32,849)
Other income	4,252	2,316
Other (deductions)	(3,290)	(3,473)
Net other income and deductions	5,489	(30,583)
Interest Charges	25,884	30,434
Earnings (Loss) before Income Taxes	22,771	(13,279)
Income Taxes (Benefits)	1,566	(1,880)
Net Earnings (Loss)	21,205	(11,399)
(Earnings) Attributable to Valencia Non-controlling Interest	(3,494)	(3,729)
Preferred Stock Dividend Requirements of Subsidiary	(132)	(132)
Net Earnings (Loss) Attributable to PNMR	$17,579	$(15,260)
Net Earnings (Loss) Attributable to PNMR per Common Share:
Basic	$0.20	$(0.19)
Diluted	$0.20	$(0.19)
Dividends Declared per Common Share	$0.3275	$0.3075